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                                                                   EXHIBIT 10.74




                              SEVERANCE AGREEMENT

                                    BETWEEN

                         GOODY'S FAMILY CLOTHING, INC.

                                      AND

                                  JOHN G. WISE

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                               TABLE OF CONTENTS

1.       Definitions...................................................................................................1

2.       Termination of Employment.....................................................................................2

3.       Obligations of the Company Upon Termination...................................................................3

4.       Non-exclusivity of Rights.....................................................................................5

5.       No Duty to Mitigate...........................................................................................5

6.       Arbitration of Disputes.......................................................................................5

7.       Confidential Information and Nonsolicitation..................................................................6

8.       Successors....................................................................................................6

9.       Miscellaneous.................................................................................................7

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                              SEVERANCE AGREEMENT

         THIS SEVERANCE AGREEMENT, by and between GOODY'S FAMILY CLOTHING, INC., a Tennessee corporation (the "Company"), and JOHN G. WISE (the "Executive"), shall be effective as of the 14th day of February, 2000.

                                   RECITALS:

         A. The Executive has for some time served as Vice President of Visual Merchandising of the Company.

         B. The Company desires to recognize the Executive's commitment to the Company and to confirm the right of the Executive to certain severance benefits. To attain that end, the Company and the Executive wish to enter into this Severance Agreement (the "Agreement").

         NOW, THEREFORE, in consideration of the promises and mutual covenants herein contained, and other good and valuable consideration, the Company and the Executive do hereby agree as follows:

         1.       Definitions.

                  (a) "Accrued Obligations" shall mean (i) the Executive's Base Salary through the Date of Termination, (ii) any amounts deferred by the Executive and not yet paid by the Company pursuant to a valid election to defer the receipt of all or a portion of such payments made in accordance with any plan of deferred compensation sponsored by the Company and any earned but unpaid vacation pay for the current year, (iii) any amounts or benefits owing to the Executive or to the Executive's beneficiaries under the then applicable employee benefit plans or policies of the Company and (iv) any amounts owing to the Executive for reimbursement of expenses properly incurred by the Executive through the Date of Termination and which are reimbursable in accordance with the reimbursement policy of the Company.

                  (b) "Board" shall mean the Board of Directors of the Company.

                  (c) "Cause" shall mean that the Executive has, in the judgment of a majority of the Senior Executive Officer Group (i) committed a felony, or committed an act of fraud, embezzlement or theft in connection with his duties with the Company or in the course of his employment with the Company; (ii) willfully caused damage to property of the Company; (iii) been convicted of a criminal offense (either a misdemeanor involving acts of dishonesty, theft or moral turpitude, or a felony); or (iv) engaged in a willful and material breach of his obligations to the Company (including without limitation, his obligation to devote his full business time to the business and affairs of the Company and to use his best efforts to perform faithfully and efficiently the responsibilities assigned to him) which breach (under this clause iv) has been communicated to the Executive with specificity by written notice, and which has not been cured to the reasonable

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satisfaction of the Senior Executive Officer Group within a reasonable period of time, which shall not be less than ten (10) days, nor more than thirty (30) days, following receipt of such written notice by the Executive. The Senior Executive Officer Group shall provide the Executive with an opportunity to meet with the Senior Executive Officer Group in order to provide the Executive an opportunity to refute or explain acts or omissions referred to in such written notice. For the purpose of this paragraph, no act or omission shall be considered willful unless done or omitted to be done in bad faith and without reasonable belief that such act or omission was done in the best interest of the Company.

                  (d) "Date of Termination" shall have the meaning set forth in Section 2(e).

                  (e) "Disability" shall mean disability whereby the Executive is unable to render the services provided for by this Agreement by reason of illness, injury or incapacity (whether physical, mental, emotional or psychological) for a period of either (i) ninety (90) consecutive days or (ii) one hundred eighty (180) days in any consecutive three hundred sixty-five (365) day period.

                  (f) "Incentive Bonus" shall mean the annual incentive target bonus payable under the Incentive Plan.

                  (g) "Incentive Plan" shall mean the Company's "Short Term Incentive Plan" under which certain employees are eligible to receive an annual incentive target bonus based on performance and other specific objectives adopted by the Compensation Committee of the Board.

                  (h) "Notice of Termination" shall have the meaning as set forth in Section 2(d).

                  (i) "Qualified Plan" shall mean any retirement plan maintained by the Company which is intended to meet the requirements of the Internal Revenue Code of 1986, as amended.

                  (j) "Senior Executive Officer Group" shall mean the Company's senior vice presidents, executive vice presidents, president and/or chief operating officer, and chief executive officer, and any other senior executives of the Company holding similar positions with the Company as may be appointed by the Board from time to time.

                  (k) "Subsidiary" shall mean any majority-owned subsidiary of the Company.

                  (l) "Supplemental Payment Date" shall have the meaning as set forth in Section 3(c).

         2.       Termination of Employment.

                  (a) Disability; Death. The Company may terminate the Executive's employment after having established the Executive's Disability, by giving to the Executive written notice of its intention to terminate his employment, and his employment with the Company shall terminate

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effective on the thirtieth (30th) day after receipt of such notice if the
Executive shall fail to return to full-time performance of his duties within thirty (30) days after such receipt. If the Executive dies during the term of this Agreement, his employment hereunder shall be deemed to cease as of the date of his death.

                  (b) Voluntary Termination by the Executive. Notwithstanding anything in this Agreement to the contrary, the Executive may, upon not less than thirty (30) days' written notice to the Company, voluntarily terminate employment for any reason (including retirement under the terms of the Company's retirement plan as in effect from time to time).

                  (c) Termination by the Company. The Company at any time may terminate the Executive's employment for Cause or without Cause.

                  (d) Notice of Termination. Any termination by the Company for Cause shall be communicated by a written Notice of Termination to the other party hereto given in accordance with Section 9(c). For purposes of this Agreement, a "Notice of Termination" means a written notice given in the case of a termination for Cause which (i) indicates the specific termination provision in this Agreement relied upon, (ii) sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment, and (iii) if the termination date is other than the date of receipt of such notice, specifies the termination date (which date shall be not more than thirty (30) days after the receipt of such notice).

                  (e) Date of Termination. For the purpose of this Agreement, the term "Date of Termination" means (i) in the case of a termination for Cause, the date of receipt of a Notice of Termination or, if later, the date specified therein, and (ii) in all other cases, the actual date on which the Executive's employment terminates.

         3. Obligations of the Company Upon Termination. Upon termination of the Executive's employment with the Company, the Company shall have the following obligations:

                  (a) Death, Disability and Retirement. If the Executive's employment is terminated by reason of the Executive's death, Disability, or retirement on or after the attainment of age sixty-five (65), the Company shall have no further obligations to the Executive's legal representatives under this Agreement other than payment of the Accrued Obligations. If the Executive's employment is terminated by reason of the Executive's death or Disability, the Company shall have the additional obligation, subject to the terms of the Incentive Plan and further provided that the Executive has been employed by the Company for the first six (6) months of the then applicable fiscal year, to pay a cash amount equal to a portion of the Incentive Bonus, the product of a fraction, the numerator of which is the number of days elapsed since the date the Incentive Plan began for the applicable fiscal year through the date of the Disability or the date of death of the Executive, and the denominator of which is the total number of days of the applicable fiscal year for such Incentive Plan. Unless

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otherwise directed by the Executive (or, in the case of the Incentive Plan or a
Qualified Plan, as may be required by such Incentive Plan or Qualified Plan) all Accrued Obligations shall be paid to the Executive, his beneficiaries or his estate, as applicable, in a lump sum in cash within thirty (30) days of the Date of Termination.

                  (b) Termination by the Company for Cause and Voluntary Termination by the Executive. If the Executive's employment shall be terminated for Cause or voluntarily terminated by the Executive, the Company shall pay the Executive the Accrued Obligations. The Executive shall be paid all such Accrued Obligations in a lump sum in cash within thirty (30) days of the Date of Termination and the Company shall have no further obligations to the Executive under this Agreement, unless otherwise required by a Qualified Plan or specified pursuant to a valid election to defer the receipt of all or a portion of such payments made in accordance with any plan of deferred compensation sponsored by the Company.

                  (c) Other Termination of Employment. If the Company terminates the Executive's employment other than for Cause, death or Disability, the Company shall pay and provide to the Executive the following:

                           (i)      Severance Payment. The Company shall pay to
the Executive in a lump sum in cash or certified check within fifteen (15) days after the Date of Termination a severance payment equal to the sum of the following amounts (other than amounts payable from the Incentive Plan or Qualified Plans, non-qualified retirement plans and deferred compensation plans, which amounts shall be paid in accordance with the terms of such plans):

                                    (A)     all Accrued Obligations;

                                    (B)     a cash amount equal to three (3)
months of the Executive's Base Salary at the rate in effect as of the date when the Notice of Termination was given;

                                    (C)      subject to the terms of the
Incentive Plan and further provided that the Executive has been employed by the Company for the first six (6) months of the then applicable fiscal year, a cash amount equal to a portion of the Incentive Bonus, the product of a fraction, the numerator of which is the number of days elapsed since the date the Incentive Plan began for the applicable fiscal year through the date of such termination without Cause, and the denominator of which is the total number of days of the applicable fiscal year for such Incentive Plan.

                  In addition, if the Executive has not accepted employment from a subsequent employer prior to the date which is four (4) months from the Date of Termination (the "Supplemental Payment Date"), commencing on the
Supplemental Payment Date the Company shall pay the Executive an amount equal to fifty percent (50%) of his monthly Base Salary at the rate in effect as of the date when the Notice of Termination was given in equal

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monthly installments until the earlier of (i) the payment of the third (3rd)
monthly installment or (ii) the date of the Executive's acceptance of employment from a subsequent employer. The Executive shall notify the Company immediately upon his acceptance of any such new employment if secured prior to the payment by the Company of such three (3) additional monthly installments.

                  (d) Release. As a condition precedent to the receipt of any termination benefits payable to the Executive under this Section 3, the Executive agrees to execute a general release among other things releasing the Company from any obligation or liability (other than those contained in Sections 3, 6, 8 and 9 hereof, to the extent an obligation under such section arose at or prior to the Date of Termination and remains unfulfilled). Such release shall exclude the Executive's rights under any Qualified Plan.

                  (e) Discharge of Company's Obligations. Subject to the performance of its obligations under Sections 3, 6, 8 and 9 (and then, only to the extent an obligation under such section arose at or prior to the Date of Termination and remains unfulfilled), the Company shall have no further obligations to the Executive under this Agreement in respect of any termination of employment.

         4. Non-exclusivity of Rights. Nothing in this Agreement shall prevent or limit the Executive's continuing or future participation in any benefit, bonus, incentive or other plan or program provided by the Company and for which the Executive may qualify, nor shall anything herein limit or otherwise prejudice such rights as the Executive may have under any other agreements with the Company, including, but not limited to stock option agreements. Amounts which are vested benefits or which the Executive is otherwise entitled to receive under any plan or program of the Company at or subsequent to the Date of Termination shall be payable in accordance with such plan or program.

         5. No Duty to Mitigate. The Executive shall not be obligated to seek other employment by way of mitigation of the amounts payable to the Executive under any of the provisions of this Agreement.

         6. Arbitration of Disputes. In the event that a claim for payment or benefits under this Agreement is disputed, the Company and the Executive agree to submit such dispute to final and binding arbitration with United
States Arbitration and Mediation, Inc. ("USAM") in Knoxville, Tennessee or such other arbitration firm as the Company and the Executive shall mutually agree. Either party wishing to arbitrate any claim hereunder shall notify the other party and USAM in writing whereupon USAM shall select a neutral arbitrator and shall schedule an arbitration hearing within thirty (30) days of receipt of such notice of arbitration. The arbitration shall be conducted in accordance with the rules and procedures of USAM. The parties agree that any arbitrator's award may be presented to a court of competent jurisdiction and judgment entered thereon.

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         7.       Confidential Information and Nonsolicitation.

                  (a) The Executive shall hold in a fiduciary capacity for the benefit of the Company all secret or confidential information, knowledge or data, including without limitation all trade secrets, relating to the Company, and its business, (i) obtained by the Executive during his employment by the Company, and (ii) which is not otherwise publicly known (other than by reason of an unauthorized act by the Executive) and is subject to efforts that are reasonable under the circumstances to maintain its secrecy. After termination of the Executive's employment with the Company, the Executive shall not, without the prior written consent of the Company, unless compelled pursuant to an order of a court or other body having jurisdiction over such matter, communicate or divulge any such information, knowledge or data to anyone other than the Company and those designated by it.

                  (b) Upon termination of the Executive's employment for any reason, the Executive, for the twelve (12) month period following the Notice of Termination, shall not, on his own behalf or on behalf of any person or entity, directly or indirectly solicit or aid in the solicitation of any employees of the Company to leave their employment. In the event the Executive violates the terms of Section 7(a) or this Section 7(b), the Employee shall forfeit the right to all salary and benefits that the Executive and/or his family members were otherwise entitled pursuant to the terms of Section 3. Also, in the event that this Section 7 is determined to be unenforceable in part, it shall be construed to be enforceable to the maximum extent permitted by law.

                  (c) The Executive agrees that the covenants of confidentiality and non-solicitation contained in this Section 7 are reasonable covenants under the circumstances and necessary to protect the business interests and properties of the Company. The Executive agrees that irreparable loss and damage will be suffered by the Company should the Executive breach any of the covenants contained in this Section 7. Accordingly, the Executive agrees that the Company, in addition to all remedies provided at law or in equity, shall be entitled to a temporary restraining order and temporary and permanent injunctions to prevent a breach or contemplated breach of any of the covenants contained in this Section 7.

         8.       Successors.

                  (a) This Agreement is personal to the Executive and, without the prior written consent of the Company, shall not be assignable by the Executive otherwise than by will or the laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by the Executive's legal representatives.

                  (b) This Agreement shall inure to the benefit of and be binding upon the Company and its successors. The Company shall require any successor to all or substantially all of the business and/or assets of the Company, whether direct or indirect, by purchase, merger, consolidation, acquisition of stock, or otherwise, expressly to assume and agree to

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perform this Agreement in the same manner and to the same extent as the Company would be required to perform if no such succession had taken place.

         9.       Miscellaneous.

                  (a) Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Tennessee, applied without reference to principles of conflict of laws.

                  (b) Amendments. This Agreement may not be amended or modified otherwise than by a written agreement executed by the parties hereto or their respective successors and legal representatives.

                  (c) Notices. All notices and other communications hereunder shall be in writing and shall be given by hand delivery to the other party, by overnight delivery or by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

         If to the Executive:       at the address listed on the last page
                                    hereof

         If to the Company:         Goody's Family Clothing, Inc.
                                    400 Goody's Lane
                                    P.O. Box 22000
                                    Knoxville, Tennessee 37933-2000
                                    Attention: President

(with a copy to the attention of the Secretary or to such other address as either party shall have furnished to the other in writing in accordance herewith). Communications delivered by hand or by overnight delivery shall be deemed received on the date of delivery and communications sent by registered or certified mail shall be deemed received three (3) business days after the sending thereof.

                  (d) Tax Withholding. The Company may withhold from any amounts payable under this Agreement such federal, state or local taxes as shall be required to be withheld pursuant to any applicable law or regulation.

                  (e) Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

                  (f) Captions. The captions of this Agreement are not part of the provisions hereof and shall have no force or effect.

                  (g) Entire Agreement. This Agreement expresses the entire understanding and agreement of the parties regarding the terms and conditions governing the Executive's

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employment with the Company, and all prior agreements governing the Executive's employment with the Company shall have no further effect; provided, however, that except as specifically provided herein, the terms of this Agreement do not supersede the terms of any grant or award to the Executive under any stock option or profit sharing program of the Company.

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         IN WITNESS WHEREOF, the Executive has hereunto set his hand and the
Company has caused this Agreement to be executed in its name on its behalf, and its corporate seal to be hereunto affixed and attested by its Secretary, all effective as of the day and year first above written.

                                 GOODY'S FAMILY CLOTHING, INC.


                                 By: /s/ Harry M. Call
                                    --------------------------------------------
                                         Harry M. Call
                                 Title:  President and Chief Operating Officer
ATTEST:

 /s/ Regis J. Hebbeler
---------------------------------------
Title: Asst. Secretary

(CORPORATE SEAL)

                                 EXECUTIVE: John G. Wise

                                        /s/ John G. Wise
                                       -----------------------------------------
                                 Name: John G. Wise

                                 Address: